Exhibit 99.1

Disc Medicine Announces Exclusive Licensing Agreement with Mabwell Therapeutics for Novel Anti-TMPRSS6 Monoclonal Antibodies to Modulate Iron Homeostasis

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Disc will obtain exclusive rights to MWTX-003 and other novel anti-TMPRSS6 antibodies in the United States, Europe and other territories excluding Greater China and certain other territories in Southeast Asia

•	MWTX-003 demonstrated potent and durable suppression of serum iron and efficacy in animal models of beta-thalassemia and polycythemia vera (PV)

•	FDA has accepted the IND for MWTX-003 and Disc plans to initiate a phase 1 study of MWTX-003 in healthy volunteers during 2H’23

WATERTOWN, Mass. (January 20, 2023) – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, announced today that is has entered into an agreement with Mabwell Therapeutics to obtain an exclusive license to a portfolio of monoclonal antibodies targeting TMPRSS6 (Transmembrane Serine Protease 6, also known as Matriptase-2) including the phase 1-ready drug candidate MWTX-003. Disc plans to initiate a phase 1 trial in healthy volunteers in the second half of 2023.

MWTX-003 has the potential to address a wide range of hematologic disorders including polycythemia vera and beta-thalassemia by controlling iron homeostasis. Genetic studies show that TMPRSS6 affects red blood cell formation by controlling the level of iron that is available for erythropoiesis. Clinical and non-clinical evidence has shown that reducing iron levels by inhibiting TMPRSS6 has potential to treat hematologic disorders.

“Disc has built deep expertise in the role of iron homeostasis in hematologic disorders, and I am thrilled to expand our portfolio with these highly complementary antibody programs.” said John Quisel, J.D., Ph.D., Chief Executive Officer and President of Disc. “We are delighted to be partnering with Mabwell, a company with a strong antibody technology platform that is led by Dr. Xin Du, a leading expert on TMPRSS6 biology. This program is in perfect alignment with our strategy and we look forward to advancing MWTX-003 into phase 1 studies later this year.”

Under the terms of the agreement, Disc will obtain exclusive rights to develop and commercialize MWTX-003 and other anti-TMPRSS6 monoclonal antibodies discovered by Mabwell, in the United States, Europe, and other territories outside of China and Southeast Asia. MWTX-003 is phase 1-ready and received acceptance of an Investigational New Drug (IND) application from the U.S. Food and Drug Administration (FDA) in November 2022. Mabwell will receive an upfront cash payment of $10.0 million, in addition to development and commercial milestones for a total of up to $412.5 million in eligible payments, and tiered, mid to high single digit royalties on net sales.

The transaction is subject to customary closing conditions and approval by the shareholders of the parent company of Mabwell Therapeutics, Mabwell (Shanghai) Bioscience Co., Ltd.

About Disc

Disc Medicine is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

About Mabwell Therapeutics

Mabwell Therapeutics, Inc. is a San Diego-based biotechnology company focusing on the discovery and development of antibody and protein-based drugs in multiple therapeutic areas including hematological disorders, liver disease, and neurodegenerative diseases. Mabwell Therapeutics is a wholly-owned subsidiary of Mabwell (Shanghai) Bioscience Co., Ltd., a global integrated biopharmaceutical company primarily engaged in the discovery, development, manufacturing, and commercialization of biotherapeutics

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities; the potential for the results of ongoing preclinical or clinical trials and the efficacy of Disc’s product candidates; future product development and regulatory strategies, including with respect to specific indications; Disc’s plans for Gemini’s assets; Disc’s plans for its hematology portfolio; interactions with regulatory authorities; and Disc’s financial position. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (ii) unanticipated difficulties or expenditures relating to the merger, the response of business partners and competitors to the announcement or completion of the merger, and/or potential difficulties in employee retention as a result of the announcement or completion of the merger; (iii) Disc’s listing on the Nasdaq Capital Market and operating as a public company; (iv) the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of Disc; (vi) the difficulty in predicting the time and cost of development of Disc’s product candidates; (vii) Disc’s plans to research, develop and commercialize its current and future product candidates; (viii) the timing of initiation of Disc’s planned preclinical studies and clinical trials; (ix) the timing of the availability of data from Disc’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) the risk of cessation or delay of any ongoing or planned clinical trials of Disc or its collaborators; (xii) the clinical utility, potential benefits and market acceptance of Disc’s product candidates; (xiii) Disc’s commercialization, marketing and manufacturing capabilities and strategy; (xiv) Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; (xv) the risk that Disc may not realize the intended benefits of its drug discovery platform; (xvi) developments and projections relating to Disc’s competitors and its industry; (xvii) the impact of government laws and regulations; (xviii) the impact of public health epidemics affecting countries or regions in which Disc has operations or does business, such as the COVID-19 pandemic, (xix) the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; (xx) the timing and outcome of Disc’s planned interactions with regulatory authorities; (xxi) findings from investigational review boards at clinical trial sites and publication review bodies; (xxii) Disc’s ability to protect its intellectual property position; (xxiii) Disc’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; (xxiv) the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus dated December 2, 2022 and filed with the SEC under Rule 424(b) and other documents filed by Disc from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the Securities and Exchange Commission; and (xxv) the post-closing integration of Disc and Gemini. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

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Verge Scientific Communications

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Stern Investor Relations

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